BOB McMONIGLE
5450 W. Serene
Las Vegas, NV 89139

November 21, 2005

Mr. Ron Lusk
Chairman
Lighting Science Group Corporation
2100 McKinney Avenue
Suite 1555
Dallas, Texas 75201

Dear Ron:

Please let this letter represent my official resignation from the Lighting Science Group Corporation Board of Directors. My resignation is for personal reasons only. I have enjoyed being involved with you and the other board members for the last year.

I wish you and Lighting Science Group Corporation nothing but success in the future.

I would still like to sell your products here in Las Vegas through my company, Bogar Enterprises, LLC and would like to discuss that with you at your earliest convenience.

Respectfully yours,

__/s/ Bob McMonigle_________

Bob McMonigle

c: Don Harkleroad